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                                                                       EXH. 99.2

                      [Letterhead of Millipore Corporation]





February 27, 2002



Dear Millipore Shareholder:

Please find enclosed material relating to Millipore's dividend distribution of Mykrolis common stock.

We previously mailed you an "Information Statement" dated February 14, 2002, which provides details of this distribution. However, I did want to take this opportunity to thank all Millipore shareholders for their support during this transaction. It was approximately eighteen months ago that we told you that we had concluded that shareholder value would be enhanced by creating separate public ownership for what was then Millipore's microelectronics division. We hope you would agree that the relative performance of Millipore's stock in the interim bears out our decision. We at Millipore now look forward to exciting new challenges and opportunities as a Bioscience company.

We wish our former colleagues and our many good friends at Mykrolis every success as they go forward as an independent public company.

Sincerely,


Francis J. Lunger
President and Chief Executive Officer